                                                                    EXHIBIT 20.1

                        MONTHLY SERVICER'S CERTIFICATE
                             First USA Bank, N.A.
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                 For the September 10, 1999 Determination Date
                          For the 25th Monthly Period

The undersigned, a duly authorized representative of First USA Bank, N.A., (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997 by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The First National Bank of Chicago, as Trustee, does hereby certify as follows:

  1 Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

  2  First USA Bank, N.A. is Servicer under the Pooling and Servicing Agreement.

  3  The undersigned is a Servicing Officer.

  4 The date of this Certificate is September 10, 1999, which is a Determination Date under the Pooling and Servicing Agreement.

  5 The aggregate amount of Collections processed during the preceding Monthly Period [equal to 5(a) plus 5(b)] was $129,672,455

     (a) The aggregate amount of Collections of Finance Charge Receivables collected during the preceding Monthly Period the Collections of Finance Charge Receivables $13,228,426

     (b) The aggregate amount of Collections of Principal Receivables collected during the preceding Monthly Period the Collections of Principal Receivables was $116,444,029

  6 The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was $887,308,373

  7 Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

  8 To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

  9 The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained pursuant to the Pooling and Servicing Agreement, is equal to $173,377,434

  10 The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing Agreement on the related Transfer Date is $0.00

Monthly Servicer's Certificate
Page 2  (all amounts in dollars except percentages)

 11  Monthly Period Trust Activity
 (a) Trust Activity                                                    Total Trust
     ==============================================                 ==================
     Beginning Aggregate Principal Receivables                             870,624,287
     Beginning Excess Funding Account Balance                                        0
     Beginning Total Principal Balance                                     870,624,287
     Collections of Finance Charge Receivables                              13,228,426
     Discount Percentage                                                             0
     Discount Option Receivables Collections                                         0
     Net Recoveries                                                                  0
     Total  Collections of Finance Charge Receivables                       13,228,426
     Total Collections of Principal Receivables                            116,444,029
     Net Default Amount                                                      3,237,515
     Minimum Aggregate Principal Receivables Balance                       700,000,000
     Ending Aggregate Principal Receivables                                873,377,434
     Ending Excess Funding Account Balance                                           0
     Ending Total Principal Balance                                        873,377,434

 (b) Series Allocations                                                 Series 1997-1     Series 1998-1     All Series
     =============================================                  =====================================================
     Group Number                                                                    1                2
     Investor Interest                                                     300,000,000      400,000,000     700,000,000
     Adjusted Investor Interest                                            300,000,000      400,000,000     700,000,000
     Principal Funding Account Balance                                               0                0               0
     Minimum Transferor Interest                                                                             61,136,420

 (c) Group I Allocations                                                Series 1997-1     Total Group I
    ==============================================                  ===================================
     Investor Finance Charge Collections                                    4,558,255         4,558,255

     Investor Monthly Interest                                              1,536,430         1,536,430
     Investor Monthly Fees (Servicing Fee)                                    375,000           375,000
     Investor Default Amounts                                               1,115,584         1,115,584
     Investor Additional Amounts                                                    0                 0
     Total                                                                  3,027,014         3,027,014

     Reallocated Investor Finance Charge Collections                        4,558,255         4,558,255
     Available Excess                                                       1,531,242         1,531,242

 12  Series 1997-1 Certificates
                                                                        Series 1997-1        All Other       Transferor's
 (a) Investor/Transferor Allocations                      Trust           Interest             Series          Interest
    =====================================================================================================================
     Beginning Investor/Transferor Amounts             870,624,287        300,000,000       400,000,000     170,624,287
     Beginning Adjusted Investor Interest              870,624,287        300,000,000       400,000,000
     Floating Investor Percentage                        100.00000%         34.458033%        45.944043%
     Fixed Investor Percentage                             0.00000%           0.00000%          0.00000%
     Collections of Finance Chg. Receivables            13,228,426          4,558,255         6,077,674
     Collections of Principal Receivables              116,444,029         40,124,321        53,499,095
     Net Default Amount                                  3,237,515          1,115,584         1,487,445

     Ending Investor/Transferor Amounts                873,377,434        300,000,000       400,000,000     173,377,434

 Monthly Servicer's Certificate
 Page 3  (all amounts in dollars except percentages)

                                                                                             Collateral
 (b) Monthly Period Funding Requirements                 Class A              Class B         Interest              Total
    ========================================================================================================================
     Principal Funding Account                                   0                   0                0                    0
     Principal Funding Investment Proceeds                       0                   0                0                    0
     Withdrawal from Reserve Account                             0                   0                0                    0
     Available Reserve Account Amount                            0                   0                0                    0
     Required Reserve Account Amount                             0                   0                0                    0

     Coupon                                                6.15000%            6.35000%         5.86875%             6.14572%
     Floating Investor Percentage                         29.80620%            2.41206%         2.23977%            34.45803%
     Fixed Investor Percentage                                   0                   0                0                    0
     Investor Monthly Interest                           1,329,938             111,125           95,367            1,536,430
     Overdue Monthly Interest                                    0                   0                0                    0
     Additional Interest                                         0                   0                0                    0
             Total Interest Due                          1,329,938             111,125           95,367            1,536,430
     Investor Default Amounts                              964,980              78,091           72,513            1,115,584
     Investor Monthly Fees                                 324,375              26,250           24,375              375,000
     Investor Additional Amounts                                 0                   0                0                    0
             Total Due                                   2,619,293             215,466          192,255            3,027,014

                                                                                             Collateral
 (c) Certificates - Balances and Distributions           Class A              Class B         Interest             Total
    ========================================================================================================================
     Beginning Investor Interest                       259,500,000          21,000,000       19,500,000          300,000,000
     Monthly Principal-Prin. Funding Account                     0                   0                0                    0
     Principal Payments                                          0                   0                0                    0
     Interest Payments                                   1,329,938             111,125           95,367            1,536,430
     Total Payments                                      1,329,938             111,125           95,367            1,536,430
     Ending Investor Interest                          259,500,000          21,000,000       19,500,000          300,000,000

 (d) Information regarding Payments in respect of the Class A Certificates
     (per $1,000 original certificate principal amount)
     1.  Total Payment                                                                                              5.125000
     2.  Amount of Payment in respect of Class A Monthly Interest                                                   5.125000
     3.  Amount of Payment in respect of Class A Overdue Monthly Interest                                                  0
     4.  Amount of Payment in respect of Class A Additional Interest                                                       0
     5.  Amount of Payment in respect of Class A Principal                                                                 0

 (e) Class A Investor Charge-Offs/Reimbursement of Class A Investor
     Charge-Offs
     1.  Total amount of Class A Investor Charge-Offs                                                                      0
     2.  Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                           0
     3.  Total amount reimbursed in respect of Class A Investor Charge-Offs                                                0
     4.  Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
         principal amount                                                                                                  0
     5.  The amount, if any, by which the outstanding Principal Balance of the Class A
         Certificates exceeds the Class A Adjusted Investor Interest after giving effect to all
         transactions on such Distribution Date                                                                            0

 (f) Information regarding Payments in respect of the Class B Certificates
     (per $1,000 original certificate principal amount)
     1.  Total Payment                                                                                              5.291667
     2.  Amount of Payment in respect of Class B Monthly Interest                                                   5.291667
     3.  Amount of Payment in respect of Class B Overdue Monthly Interest                                                  0
     4.  Amount of Payment in respect of Class B Additional Interest                                                       0
     5.  Amount of Payment in respect of Class B Principal                                                                 0

 Monthly Servicer's Certificate
 Page 4  (all amounts in dollars except percentages)

 (g) Amount of reductions in Class B Investor Interest pursuant to clauses
     (c), (d) and (e) of the definition of Class B Investor Interest
     1.  Amount of reductions in Class B Investor Interest                                                                 0
     2.  Amount of reductions in Class B Investor Interest per $1,000 original certificate
         principal amount                                                                                                  0
     3. Total amount reimbursed in respect of reductions of Class B Investor Interest                                      0
     4. Amount reimbursed in respect of reductions of Class B Investor Interest per
        $1,000 original certificate principal amount                                                                       0
     5. The amount, if any, by which the outstanding Principal Balance of the Class B
        Certificates exceeds the Class B Investor Interest after giving effect to all
        transactions on such Distribution Date                                                                             0

 (h) Information regarding Distribution in respect of the Collateral Interest
     1.  Total distribution                                                                                         4.890625
     2.  Amount of distribution in respect of Collateral Monthly Interest                                           4.890625
     3.  Amount of distribution in respect of Collateral Overdue Interest                                                  0
     4.  Amount of distribution in respect of Collateral Monthly Principal                                                 0

 (i) Amount of reductions in Collateral Interest pursuant to clauses (c), (d)
     and (e) of the definition of Collateral Interest
     1.  Amount of reductions in Collateral Interest                                                                       0
     2.  Total amount reimbursed in respect of reductions of Collateral Interest                                           0

 (j) Application of Reallocated Investor Finance Charge Collections
     1.  Class A Available Funds                                                                                   3,942,891

         a.  Class A Monthly Interest                                                                              1,329,938
         b.  Class A Overdue Monthly Interest                                                                              0
         c.  Class A Additional Interest                                                                                   0
         d.  Class A Servicing Fee                                                                                   324,375
         e.  Class A Investor Default Amount                                                                         964,980

         f.  Excess Spread                                                                                         1,323,598

     2.  Class B Available Funds                                                                                     319,078

         a.  Class B Monthly Interest                                                                                111,125
         b.  Class B Overdue Monthly Interest                                                                              0
         c.  Class B Additional Interest                                                                                   0
         d.  Class B Servicing Fee                                                                                    26,250

         e.  Excess Spread                                                                                           181,703

     3.  Collateral Holder Available Funds                                                                           296,287

         a.  Excess Spread                                                                                           296,287

     4.  Total Excess Spread                                                                                       1,801,588

 Monthly Servicer's Certificate
 Page 5  (all amounts in dollars except percentages)

 (k) Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
     1.  Beginning Excess Spread                                                                                   1,801,588
     2.  Excess Finance Charge Collections                                                                                 0
     3.  Applied to fund Class A Required Amount                                                                           0
     4.  Unreimbursed Class A Investor Charge-Offs                                                                         0
     5.  Applied to fund Class B Required Amount                                                                      78,091
     6.  Reductions of Class B Investor Interest treated as Available Principal Collections                                0
     7.  Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                                95,367
     8.  Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee               24,375
     9.  Collateral Investor Default Amount treated as Available Principal Collections                                72,513
     10. Reductions of Collateral Interest treated as Available Principal Collections                                      0
     11. Deposit to Reserve Account (if required)                                                                          0
     12. Applied to other amounts owed to Collateral Interest Holder                                                       0
     13. Balance to constitute Excess Finance Charge Collections for other series                                  1,531,242

 13  Trust Performance
 (a) Delinquencies
     1.  30-59 days                                                                                               13,144,375
     2.  60-89 days                                                                                                6,694,321
     3.  90 days and over                                                                                         13,518,989
     4.  Total 30+ days delinquent                                                                                33,357,685

 (b) Base Rate
        a.  Current Monthly Period                                                                                   8.14572%
        b.  Prior Monthly Period                                                                                     8.16500%
        c.  Second Prior Monthly Period                                                                              8.12744%
 (c) Three Month Average Base Rate                                                                                   8.14605%

 (d) Portfolio Yield (gross portfolio yield less net defaults)
        a.  Current Monthly Period                                                                                  13.77069%
        b.  Prior Monthly Period                                                                                    11.97922%
        c.  Second Prior Monthly Period                                                                             12.44504%
 (e) Three Month Average Portfolio Yield                                                                            12.73165%

 (f) Excess Spread  Percentage
        a.  Current Monthly Period                                                                                   6.12497%
        b.  Prior Monthly Period                                                                                     4.31423%
        c.  Second Prior Monthly Period                                                                              4.81760%
 (g) Three Month Average Excess Spread Percentage                                                                    5.08560%

 (h) Monthly Payment Rate (total collections/beginning aggregate principal receivables)                             14.89419%

 (i) Portfolio Adjusted Yield                                                                                        5.62497%

        IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 10th day of September

                                              First USA Bank, N.A., as Servicer

                                              By:    /s/ Tracie Klein
                                              ---------------------------
                                              Name:  Tracie Klein
                                              Title: First Vice President